EXHIBIT 21
Subsidiaries of the Registrant
The following is a list of subsidiaries of Sears Holdings Corporation, the names under which such subsidiaries do business, and the state or country in which each was organized, as of January 31, 2015. The list does not include subsidiaries which would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.

Names	State or Other Jurisdiction of Organization
Consolidated Subsidiaries:
Kmart Holding Corporation*	Delaware
Kmart Corporation*	Michigan
KLC, Inc.*	Texas
Kmart of Michigan, Inc.*	Michigan
Kmart of Washington LLC*	Washington
Kmart Stores of Illinois LLC*	Illinois
Kmart Stores of Texas LLC*	Texas
Kmart.com LLC*1	Delaware
MyGofer LLC*	Delaware
Sears, Roebuck and Co.*	New York
A&E Factory Service, LLC*	Delaware
A&E Home Delivery, LLC*	Delaware
A&E Lawn & Garden, LLC*	Delaware
A&E Signature Service, LLC*	Delaware
California Builder Appliances, Inc.*2	Delaware
Florida Builder Appliances, Inc.*2	Delaware
Private Brands, Ltd.*	Delaware
Sears Financial Holding Corporation	Delaware
Sears Holdings Management Corporation*3	Delaware
Sears Brands, L.L.C4	Illinois
KCD IP, LLC[5]	Delaware
Sears Brands Management Corporation*6	Delaware
Sears Home Improvement Products, Inc.*	Pennsylvania
Sears Protection Company*	Illinois
Sears Protection Company (Florida), L.L.C.*	Florida
Sears Roebuck Acceptance Corp.*	Delaware
Sears, Roebuck de Puerto Rico, Inc.*	Delaware
SOE, Inc.*2	Delaware
SRC Depositor Corporation[7]	Delaware
SRC O.P. Corporation[7]	Delaware
SRC Facilities Statutory Trust No. 2003-A7	Delaware
SRC Real Estate Holdings (TX), LLC[7]	Delaware
SRC Real Estate (TX), LP7	Delaware
StarWest, LLC*2	Delaware
SRe Holding Corporation	Delaware
Sears Reinsurance Company Ltd.	Bermuda

*	Loan party under the Registrant's Second Amended and Restated Credit Agreement, dated as of April 8, 2011.

1
Shares are owned by BlueLight.com, Inc., a Delaware corporation, which is a wholly-owned subsidiary of KBL Holding Inc., a Delaware corporation, which in turn is a wholly-owned subsidiary of Kmart Corporation.

2	Shares are owned by FBA Holdings, Inc., a Delaware corporation, which is a wholly-owned subsidiary of Sears, Roebuck and Co.

3	Shares are owned by Sears, Roebuck and Co. and Kmart Holding Corporation.

4
The membership interest of Sears Brands, L.L.C. is owned by Sears Brands Business Unit Corporation, an Illinois corporation, which is a wholly-owned subsidiary of Sears Holdings Management Corporation.

5	Bankruptcy remote, special purpose entity that owns the U.S. rights to the Kenmore, Craftsman and DieHard trademarks and issuer of intercompany securities backed by such trademark rights.

6
Shares are owned by Sears Buying Services, Inc., a Delaware corporation, which is a wholly-owned subsidiary of Sears Brands Business Unit Corporation, an Illinois corporation, which in turn is a wholly-owned subsidiary of Sears Holdings Management Corporation.

7	REMIC-related subsidiary.